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                                                                     Exhibit 5.1

                                McGuireWoods LLP
                                One James center
                              901 East Cary Street
                               Richmond, VA 23219




                                            April 12, 2002

Markel Corporation
4521 Highwoods Parkway
Glen Allen, Virginia 23060-6148


                               Markel Corporation
                       Registration Statement on Form S-4
                       ----------------------------------

Ladies and Gentlemen:

     Markel Corporation (the "Company"), has requested our opinion in connection with various legal matters relating to the filing of a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act"), covering the offer to exchange:

          . $1,000 principal amount of Markel's Notes due August 15, 2007 (the "Markel 7.2% Notes") in exchange for each $1,000 principal amount of outstanding 7.2% Notes due August 15, 2007 of Terra Nova (the "Terra Nova" 7.2% Notes") properly tendered and accepted;

          . $1,000 principal amount of Markel's 7.0% Notes due May 15, 2008 (the "Markel 7.0% Notes") in exchange for each $1,000 principal amount of outstanding 7.0% Notes due May 15, 2008 of Terra Nova (the "Terra Nova" 7.0% Notes") properly tendered and accepted.

     The Terra Nova 7.2% Notes and 7.0% Notes are collectively referred to as the "Terra Nova Notes." The Markel 7.2% Notes, and the Markel 7.0% Notes are collectively referred to as the "Markel Notes." The exchange will be made pursuant to the exchange offers (the "Exchange Offers") contemplated by the Registration Statement.

     We have examined copies of such records of the Company and such other certificates and documents as we have deemed relevant and necessary for the opinions hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or reproduced copies. We have also assumed the legal capacity of all persons executing such documents and the truth and correctness of any representations or warranties therein contained. As to various questions of fact material to such opinions, we have relied upon certificates of officers of the Company and of public officials.

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Markel Corporation
April 12, 2002
Page 2

     Based upon the foregoing, we are of the opinion that:

          1. The Company is duly formed and validly existing under the laws of the Commonwealth of Virginia.

          2. The Markel Notes will, upon approval by an authorized officer of Markel and the due issuance and authentication of the Markel Notes and exchange thereof for the Terra Nova Notes in the manner referred to in the Registration Statement, constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance and other similar laws affecting the enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     This opinion is limited to the laws of the Commonwealth of Virginia, the State of New York and the federal laws of the United States of the type typically applicable to transactions contemplated by the Exchange Offers, and we do not express any opinion with respect to the laws of any other jurisdiction.

     This letter speaks only as of the date hereof and is limited to present statutes, regulations and administrative and judicial interpretations. We undertake no responsibility to update or supplement this letter after the date hereof.

     We consent to being named in the Registration Statement and related Prospectus as counsel who are passing upon the legality of the Markel Notes for the Company and to the reference to our name under the caption "Validity of the Notes" in such Prospectus. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement or any amendment thereto. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

                                                     Very truly yours,


                                                     /s/ McGuireWoods LLP